FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla.com	becky.howland@kla.com

KLA CORPORATION REPORTS FISCAL 2019 FOURTH QUARTER AND FULL YEAR RESULTS

MILPITAS, Calif., August 5, 2019 -KLA Corporation (NASDAQ: KLAC) today announced operating results for its fourth quarter and fiscal year ended June 30, 2019. KLA reported GAAP net income attributable to KLA of $218 million and GAAP earnings per diluted share attributable to KLA of $1.35 on revenues of $1,258 million for the fourth quarter of fiscal year 2019. For the fiscal year ended June 30, 2019, the company reported GAAP net income attributable to KLA of $1,176 million and GAAP earnings per diluted share attributable to KLA of $7.49 on revenues of $4.6 billion.

“In the fourth fiscal quarter KLA delivered results above the midpoint of our range of guidance, reflecting solid execution in a challenging business environment,” commented Rick Wallace, President and Chief Executive Officer. “These results demonstrate KLA is benefitting from our strategies for growth and market leadership, which in combination with the recent acquisition of Orbotech, is translating to good relative performance for the company in calendar year 2019.”

GAAP Results
	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018
Revenues	$1,258 million	$1,097 million	$1,070 million
Net Income Attributable to KLA Corporation	$218 million	$193 million	$349 million
Earnings per Diluted Share Attributable to KLA Corporation	$1.35	$1.23	$2.22

Non-GAAP Results
	Q4 FY 2019	Q3 FY 2019	Q4 FY 2018
Net Income Attributable to KLA Corporation	$289 million	$283 million	$348 million
Earnings per Diluted Share Attributable to KLA Corporation	$1.78	$1.80	$2.22

Effective on the first day of fiscal 2019, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). Prior periods were not retrospectively restated, and accordingly, the condensed consolidated unaudited balance sheet as of June 30, 2018, and the condensed consolidated unaudited statements of operations for the three and twelve months ended June 30, 2018 and cash flows for the three months ended June 30, 2018 were prepared using accounting standards that were different from those in effect for the three and twelve months ended June 30, 2019.
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA will discuss the results for its fiscal year 2019 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
About KLA:
KLA Corporation, formerly known as KLA-Tencor Corporation, (aka “KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at http://www.kla.com. (KLAC-F).

Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement KLA’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA’s operating performance and its prospects in the future. Specifically, KLA believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA Corporation (formerly known as KLA-Tencor Corporation)
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2019	June 30, 2018
ASSETS
Cash, cash equivalents and marketable securities	$1,739,385	$2,880,318
Accounts receivable, net	990,113	651,678
Inventories	1,262,500	931,845
Other current assets	323,077	85,159
Land, property and equipment, net	448,799	286,306
Goodwill	2,211,858	354,698
Deferred income taxes, non-current	206,141	193,200
Purchased intangibles, net	1,560,670	19,333
Other non-current assets	265,973	236,082
Total assets	$9,008,516	$5,638,619
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$202,416	$169,354
Deferred system revenue	282,348	—
Deferred service revenue	206,669	69,255
Deferred system profit	—	279,581
Current portion of long-term debt	249,999	—
Other current liabilities	827,054	696,080
Total current liabilities	1,768,486	1,214,270
Non-current liabilities:
Long-term debt	3,173,383	2,237,402
Deferred tax liabilities	702,285	1,197
Deferred service revenue	98,772	71,997
Other non-current liabilities	587,897	493,242
Total liabilities	6,330,823	4,018,108
Stockholders’ equity:
Common stock and capital in excess of par value	2,017,312	617,999
Retained earnings	714,825	1,056,445
Accumulated other comprehensive income (loss)	(73,029)	(53,933)
Total KLA stockholders’ equity	2,659,108	1,620,511
Non-controlling interest in consolidated subsidiary	18,585	—
Total stockholders’ equity	2,677,693	1,620,511
Total liabilities and stockholders’ equity	$9,008,516	$5,638,619

KLA Corporation (formerly known as KLA-Tencor Corporation)
Condensed Consolidated Unaudited Statements of Operations

	Three months ended		Twelve months ended
(In thousands, except per share amounts)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Product	$917,591	$840,500	$3,392,243	$3,160,671
Service	340,844	229,504	1,176,661	876,030
Total revenues	1,258,435	1,070,004	4,568,904	4,036,701
Costs and expenses:
Costs of revenues	592,785	377,566	1,869,377	1,446,041
Research and development	206,710	151,905	711,030	608,531
Selling, general and administrative	190,040	116,370	599,124	442,304
Interest expense and other, net	37,590	17,674	93,142	83,894
Income before income taxes	231,310	406,489	1,296,231	1,455,931
Provision for income taxes	13,982	57,722	121,214	653,666
Net income	217,328	348,767	1,175,017	802,265
Less: Net loss attributable to non-controlling interest	(517)	—	(600)	—
Net income attributable to KLA	$217,845	$348,767	$1,175,617	$802,265
Net income per share attributable to KLA:
Basic	$1.36	$2.24	$7.53	$5.13
Diluted	$1.35	$2.22	$7.49	$5.10
Weighted-average number of shares:
Basic	160,546	155,740	156,053	156,346
Diluted	161,937	156,822	156,949	157,378

KLA Corporation (formerly known as KLA-Tencor Corporation)
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	June 30,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$217,328	$348,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	127,886	14,989
(Gain) loss on unrealized foreign exchange and other	(812)	11,107
Stock-based compensation expense	28,168	18,804
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(53,565)	2,095
Inventories	13,179	(74,684)
Other assets	(89,691)	40,737
Accounts payable	(3,832)	403
Deferred system revenue	51,754	—
Deferred service revenue	31,549	—
Deferred system profit	—	20,309
Other liabilities	3,497	(9,014)
Net cash provided by operating activities	325,461	373,513
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(11,913)
Capital expenditures	(55,846)	(22,828)
Purchases of available-for-sale securities	(78,847)	(27,657)
Proceeds from sale of available-for-sale securities	16,867	68,229
Proceeds from maturity of available-for-sale securities	146,217	118,877
Purchases of trading securities	(18,594)	(12,762)
Proceeds from sale of trading securities	20,642	14,829
Net cash provided by investing activities	30,439	126,775
Cash flows from financing activities:
Payments of debt issuance costs	(2,478)	—
Repayment of debt	—	(225,000)
Issuance of common stock	44,272	40,873
Tax withholding payments related equity awards	(6,942)	(2,133)
Common stock repurchases	(344,986)	(38,091)
Payment of dividends to stockholders	(121,363)	(117,035)
Payment of contingent consideration payable	(649)	—
Net cash used in financing activities	(432,146)	(341,386)
Effect of exchange rate changes on cash and cash equivalents	77	(10,202)
Net (decrease) increase in cash and cash equivalents	(76,169)	148,700
Cash and cash equivalents at beginning of period	1,092,163	1,255,682
Cash and cash equivalents at end of period	$1,015,994	$1,404,382
Supplemental cash flow disclosures:
Income taxes paid	$15,769	$31,331
Interest paid	$51,544	$53,210
Non-cash activities:
Contingent consideration payable - financing activities	$6,905	$—
Dividends payable - financing activities	$7,340	$9,571
Unsettled common stock repurchase - financing activities	$8,000	$—
Accrued purchase of land, property and equipment - investing activities	$6,353	$7,418

KLA Corporation (formerly known as KLA-Tencor Corporation)
Segment Information (Unaudited)
The following is a summary of results for each of our four reportable segments and reconciliation to total revenues for the indicated periods:

	Three months ended		Twelve months ended
(In thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Semiconductor Process Control	$1,002,544	$1,043,714	$4,080,822	$3,944,015
Specialty Semiconductor Process	66,775	—	151,164	—
PCB, Display and Component Inspection(1)	184,625	26,160	332,810	92,516
Other	4,525	—	4,676	—
Total revenues for reportable segments	$1,258,469	$1,069,874	$4,569,472	$4,036,531
Corporate allocation and effects of foreign exchange rates	(34)	130	(568)	170
Total revenues	$1,258,435	$1,070,004	$4,568,904	$4,036,701
__________

(1)
Revenues in the three and twelve months ended June 30, 2019 include the contribution from the Orbotech business from the February 20, 2019 acquisition date. Revenues in the 2018 periods include the component inspection business only.

KLA Corporation (formerly known as KLA-Tencor Corporation)
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended			Twelve months ended
(In thousands, except per share amounts)		June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP net income attributable to KLA		$217,845	$192,728	$348,767	$1,175,617	$802,265
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition-related charges	a	102,807	103,755	3,973	216,394	14,581
Merger-related charges	b	—	—	—	—	3,015
Income tax effect of non-GAAP adjustments	c	(32,930)	(21,127)	(300)	(54,643)	(2,707)
Discrete tax items	d	983	7,482	(4,402)	(9,406)	441,676
Non-GAAP net income attributable to KLA		$288,705	$282,838	$348,038	$1,327,962	$1,258,830
GAAP net income per diluted share attributable to KLA		$1.35	$1.23	$2.22	$7.49	$5.10
Non-GAAP net income per diluted share attributable to KLA		$1.78	$1.80	$2.22	$8.46	$8.00
Shares used in diluted shares calculation		161,937	157,182	156,822	156,949	157,378

Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-related charges
Three months ended June 30, 2019
Costs of revenues	$75,805
Selling, general and administrative	27,002
Total in three months ended June 30, 2019	$102,807
Three months ended March 31, 2019
Costs of revenues	$47,659
Research and development	3,328
Selling, general and administrative	52,768
Total in three months ended March 31, 2019	$103,755
Three months ended June 30, 2018
Costs of revenues	$729
Selling, general and administrative	3,244
Total in three months ended June 30, 2018	$3,973

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges primarily include amortization of intangible assets, amortization of inventory fair value adjustments and backlog, certain employee compensation arrangements, acceleration of certain stock-based compensation arrangements, and transaction costs associated with our acquisitions, primarily Orbotech. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA’s newly acquired and long-held businesses. Management believes that the other acquisition-related expenses are appropriate to be excluded because such costs would not have otherwise been incurred in the periods presented. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax items include charges associated with the acquisition of Orbotech as well as the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (“the Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.